Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Akerna Corp. on Amendment No. 1 to Form S-1 (File No. 333-249380) of our report dated September 28, 2020 with respect to our audits of the consolidated financial statements of Akerna Corp. as of June 30, 2020 and 2019 and for each of the two years in the period ended June 30, 2020, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Marcum LLP

New York, NY

October 16, 2020

INDEPENDENT AUDITORS’ CONSENT

We consent to the inclusion in this Registration Statement of Akerna Corp. on Amendment No. 1 to Form S-1 (File No. 333-249380) of our report dated May 29, 2020 with respect to our audits of the financial statements of Solo Sciences, Inc. as of December 31, 2019 and 2018 and for the years then ended, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Marcum LLP

New York, NY

October 16, 2020